UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2020, Vulcan Materials Company (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). There were 132,555,286 shares of common stock eligible to be voted at the Annual Meeting, and 117,734,777 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting. The following matters, which are described in more detail in the Company’s 2020 definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2020, were approved by the Company’s shareholders at the Annual Meeting. The final voting results are presented below.

Proposal 1: Election of Directors

Each of the individuals named below was elected to a three-year term expiring in 2023:

Director	Shares Voted For	Shares Voted Against	Abstentions	Broker Non- Votes
Melissa H. Anderson	110,155,545	557,864	53,136	6,968,232
O. B. Grayson Hall, Jr.	108,337,279	2,374,386	54,880	6,968,232
James T. Prokopanko	107,510,292	3,177,536	78,717	6,968,232
George Willis	110,030,405	685,240	50,900	6,968,232

Proposal 2: Advisory Vote on Compensation of the Company’s Named Executive Officers (Say on Pay)

The advisory vote on the compensation of the Company’s named executive officers was approved with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
106,274,148	4,397,641	94,756	6,968,232

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 was ratified with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
113,656,252	4,050,225	28,300	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: May 13, 2020	By:	/s/ Denson N. Franklin III
	Name:	Denson N. Franklin III
	Title:	Senior Vice President, General Counsel
and Secretary